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                         [AMERIANA BANCORP LETTERHEAD]


Contact:  Jerome J. Gassen
          President and Chief Executive Officer
          (765) 529-2230


                 AMERIANA TO EXPAND INDIANAPOLIS AREA FOOTPRINT
                        WITH NEW BANKING CENTER IN CARMEL


NEW CASTLE, Ind. (March 25, 2008) - Jerome J. Gassen, President and Chief Executive Officer of Ameriana Bancorp (NASDAQ: ASBI), today announced plans to open a new, full-service banking center in Carmel, Indiana, north of Indianapolis. The new banking center will be located at 3975 West 106th Street in an existing bank facility, making it Ameriana Bank's sixth location in the greater Indianapolis area and its thirteenth across central Indiana. Ameriana expects to open its Carmel banking center by January 2009.

         Commenting on the development, Jerome J. Gassen, President and Chief Executive Officer, said, "Coming on the heels of our plans announced in January to open a full-service banking center northeast of Indianapolis in Fishers, we are pleased to continue our expansion in the economically vibrant corridor on the north side of the city. The strategic placement of these two new banking centers on the northwest and northeast sides of Indianapolis, complemented by our Commercial Lending Center in Carmel, will expand our presence in two of the fastest growing areas in the state. Linking with our other banking centers in Avon, McCordsville, New Palestine and Greenfield, they also will establish a solid footprint for Ameriana in key economic growth markets across Hamilton, Hendricks and Hancock Counties, which continue to enjoy strong commercial and retail development."

         Ameriana's new banking center in Carmel will provide full-service banking, including a range of services tailored to retail and commercial customers such as commercial banking and lending products, investment and brokerage services, mortgage lending and insurance products. "Our retail and commercial banking officers are actively developing new accounts and expanding existing relationships, efforts that we expect will result in continued growth in our loan portfolio," Gassen continued. "With a community-minded focus and forward-looking philosophy, clients and customers of all sizes - particularly small businesses and middle-market companies - are discovering the difference Ameriana brings to banking."

         The Company's application to establish its Carmel banking center remains subject to regulatory approval.

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ASBI Announces Plans to Open New Banking Center in Carmel
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March 25, 2008


         Ameriana Bancorp is a bank holding company. Through its wholly owned subsidiary, Ameriana Bank, SB, the Company offers an extensive line of banking services and provides a range of investments and securities products through banking centers in the central Indiana area. Ameriana owns Ameriana Insurance Agency, a full-service insurance agency, and has interests in Family Financial Holdings, Inc. and Indiana Title Insurance Company. Ameriana Financial Services offers securities and insurance products through LPL Financial (Member FINRA/SIPC).

         This news release contains forward-looking statements within the meaning of the federal securities laws. Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. These risks and uncertainties involve general economic trends, changes in interest rates, loss of deposits and loan demand to other financial institutions, substantial changes in financial markets, changes in real estate value and the real estate market, regulatory changes, possibility of unforeseen events affecting the industry generally, the uncertainties associated with newly developed or acquired operations, the outcome of pending litigation, and market disruptions and other effects of terrorist activities. For discussion of these and other risks that may cause actual results to differ from expectations, refer to the Company's Annual Report on Form 10-K for the year ended December 31, 2006, and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007, June 30, 2007, and September 30, 2007, on file with the Securities and Exchange Commission, including the sections entitled "Risk Factors." The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required under the rules and regulations of the Securities and Exchange Commission.

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